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                           THE STATE OF NEW HAMPSHIRE

MERRIMACK, SS                                                    SUPERIOR COURT

             BETTY GRAYSON KURZWEIL and ROBERT GRAYSON, as trustees
               under the will of FLORENCE ROSENMAN, on behalf of
                  themselves and all others similarly situated

                                       v.

          HEALTHSOURCE, INC., MERWYN BAGAN, M.D., PAUL D. BARON, M.D.,
             ROBERT S. CATHCART, III, M.D., ROBERT H. BILBRO, M.D.,
                DANIEL F. EUBANK, M.D., ROBERT A. LEIPOLD, M.D.,
              FRANCIS G. MIDDLETON, M.D., NORMAN C. PAYSON, M.D.,
        DANIEL W. SCHALL, M.D., J. HAROLD CHANDLER AND CIGNA CORPORATION

                              Docket No. 97-C-112

           CONSENTED TO MOTION FOR VOLUNTARY NON-SUIT WITH PREJUDICE

        NOW COME Betty Grayson Kurzweil and Robert Grayson, as trustees under the will of Florence Rosenman, on behalf of themselves, plaintiffs in the within action, by and through their attorneys, Upshall, Cooper & Temple, P.A. and respectfully state as follows:

        1. The within action was instituted by Writ dated March 7, 1997, returnable the first Tuesday of April, 1997 and enacted with this Honorable Court on or about March 17, 1997.

        2.      Plaintiffs wish to withdraw said action, with prejudice.

        3. Counsel for plaintiffs have discussed plaintiffs' intent to non-suit this matter with Daniel N. Gregoire, Esquire, counsel for defendant Healthsource, Inc. and the individual director defendants; and with Warren C. Nightswander, Esquire, counsel for defendant Cigna Corporation. Defense counsel have indicated that they consent to plaintiffs' voluntary non-suit with prejudice.

        WHEREFORE, Plaintiffs respectfully pray as follows:

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        A.      That a voluntary non-suit with prejudice be entered in the within matter as it relates to plaintiffs' claim.


                                        Respectfully submitted

                                        BETTY GRAYSON KURZWEIL, and
                                        ROBERT GRAYSON

                                        By and through their attorneys,

                                        UPSHALL, COOPER & TEMPLE, P.A.


                                        /s/ FREDERICK E. UPSHALL, JR.
                                        -----------------------------------
                                        Frederick E. Upshall, Jr.
                                        10 Green Street, P.O. Box 867
                                        Concord, NH 03302-0867
                                        (603) 225-2791

                                        OF COUNSEL:     Shane The. Rowley
                                                        Jeffrey G. Smith
                                                        WOLF HALDENSTEIN
                                                        ALDER FREEMAN &
                                                        HERZ LLP
                                                        270 Madison Avenue
                                                        New York, NY 10016
                                                        (212) 545-4600

                                 CERTIFICATION

        I hereby certify that a copy of the within Consented to Motion for Voluntary Non-Suit with Prejudice has this day been mailed, postage prepaid, to Daniel N. Gregoire, Esquire, counsel for Healthsource, Inc. and individual director defendants; and Warren C. Nightswander, Esquire, counsel for Cigna, Corp. in the within action.


Date: March 27, 1997                    /s/ FREDERICK E. UPSHALL, JR.
                                        -----------------------------------
                                        Frederick E. Upshall, Jr.


                                      -2-

         Docket #97-C-112, Kurzweil, et al v. Healthsource, Inc. et al
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                           THE STATE OF NEW HAMPSHIRE
                            Merrimack Superior Court
                               163 N. Main Street
                                 P.O. Box 2880
                             Concord, NH 03301-2880
                                  603 225-5501

                               NOTICE OF DECISION


WARREN C. NIGHSWANDER, ESQ.
SULLOWAY & HOLLIS
PO BOX 1256
CONCORD, NH 03302-1256


97-C-0112 Betty Grayson Kurzweil et al vs. Healthsource, Inc. et al


Please be advised that on 3/31/97 Judge Manias made the following order relative to:

        Motion for Voluntary Non-Suit ; Granted
                CONSENTED TO MOTION FOR VOLUNTARY NON-SUIT WITH PREJUDICE.


03/31/97                                        William McGraw, Clerk

cc:     Frederick E. Upshall, Esq.
        Healthsource, Inc.
        Merwyn Bagan, M.D.
        Paul D. Baron, M.D.
        Robert S. Cathcart, III, M.D.
        Robert H. Bilbro, M.D.
        Daniel F. Eubank, M.D.
        Robert A. Leipold, M.D.
        Francis G. Middleton, M.D.
        Norman C. Payson, M.D.
        David W. Schall, M.D.
        J. Harold Chandler, M.D.
        Cigna Corporation